Exhibit 10.1

INVESTMENT AGREEMENT

This Investment Agreement (this “Agreement”) is entered into as of October 17, 2005 by and between Atlantic Express Transportation Corp., a New York corporation (the “Company”), and Atlantic Express Transportation Group Inc., a New York corporation (the “Parent”).

RECITALS

WHEREAS, the Company is a wholly owned subsidiary of the Parent; and

WHEREAS, the Parent has agreed to purchase and the Company has agreed to sell 293,663 shares of the Company=s Common Stock, par value $.01 per share.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Purchase and Sale

(a)           Investments.  On the Closing Date, the Company shall deliver to the Parent 293,633 shares of Common Stock (the “Securities”) to the Parent, at an aggregate purchase price of $4,900,000.

(b)           Investment Closing.  The closing of the transactions contemplated hereby (the “Closing”) will take place at the offices of the Company, simultaneous with the closing of the issuance by the Parent of its 10% Convertible Notes, or such other date as the parties may mutually determine.  The Closing may be conducted by mail, facsimile and delivery service.

2.             Representations and Warranties of the Company.  The Company represents and warrants to the Parent as follows:

(a)           Organization and Standing.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the New York. The Company is qualified as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or the assets and properties owned or leased by it require such qualification, except to the extent that the failure to qualify would not reasonably be expected to result in a material adverse effect on the financial condition, operations, assets, business, prospects or properties of the Company, taken as a whole (AMaterial Adverse Effect@).

(b)           Corporate Power.  The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and issue the Securities hereunder, to carry out and perform its obligations under the terms of this Agreement, and to complete the transactions contemplated hereby.

(d)           No Conflicts.  The execution and delivery of this Agreement and the issuance of the Securities to the Parent as contemplated hereby will not (i) require any consent authorization or approval of or filing with any governmental entity or third party, or (ii) result in any violation of, be in conflict with or constitute a default under, the charter or by-laws of the Company or any law, statute, regulation, ordinance, contract, agreement, instrument, judgment, decree or order to which the Company is a party or by which the Company is bound, where such violation, conflict or default could reasonably be expected to have a Material Adverse Effect.

(e)           Authorization.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance (or reservation for issuance) and delivery of the Securities and the performance of all of the Company’s obligations, hereunder have been taken or will be taken prior to the Closing.  This Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors= rights generally.

(f)            Valid Issuance of Stock.  The Securities, when issued, sold and delivered in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable and issued in compliance with applicable federal and state securities laws,  however, that the Securities may be subject to restrictions on transfer under state or federal securities laws.

(g)           Compliance with Securities Laws.  The offer and sale of the Securities to the Parent hereunder constitutes transactions exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the A1933 Act@), and any applicable state securities and blue sky laws.

3.             Conditions to Closing.   The obligation of the Parent to purchase the Securities therefore, is subject to the satisfaction at or prior to the Closing of the following conditions:

(a)           Representations and Warranties.  The representations and warranties contained in Section 2 shall be true and accurate in all material respects on and as of the Closing Date with the same effect as though made on and as of such date.

(b)           All Proceedings to be Satisfactory.  All corporate and other proceedings and actions to be taken by the Company in connection with the transactions contemplated hereby.

(c)           Convertible Note.  The Parent shall have received proceeds in the amount of not less than $4,900,000 from the issuance of its 10% Convertible Note.

4.             Miscellaneous.

(a)           This Agreement is governed by and construed in accordance with the internal laws of the State of New York (excluding its conflicts of laws principles).

(b)           The representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement.

(c)           This Agreement or any term hereof may not be amended or waived except with the written consent of the Company and the Investors.

(d)           Unless otherwise specifically provided herein, all communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent by facsimile transmission to the number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the day after delivery to Federal Express or similar overnight courier, or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party.

(e)           This Agreement may be executed in two (2) or more counterparts, and with counterpart signature pages, each of which shall be deemed an original, and all of such counterparts together constitute but one (1) and the same agreement. One (1) or more counterparts may be delivered by facsimile with the same force and effect as an original.

IN WITNESS WHEREOF, the parties have executed this Investment Agreement as of the date set forth above.

COMPANY:

ATLANTIC EXPRESS TRANSPORTATION CORP.

By:	/s/ Domenic Gatto
Name:	Domenic Gatto
Title:	President

PARENT:

ATLANTIC EXPRESS TRANSPORTATION GROUP INC.

By:	/s/ Domenic Gatto
Name:	Domenic Gatto
Title:	President